EXHIBIT 99.1

Datawatch Corporation Appoints Technology Attorney William Simmons to Board of Directors

Chelmsford, MA—July 31, 2007—Datawatch Corporation (NASDAQ: CM:DWCH), a leader in Enterprise Information Management (EIM), today announced the appointment of William B. Simmons, Jr., a nationally-recognized technology attorney, to the Datawatch Board of Directors, effective July 27, 2007.

Mr. Simmons joins the Board from leading Boston law firm Choate Hall & Stewart LLP, where he is Of Counsel.  Mr. Simmons has represented Datawatch as outside legal counsel for more than 15 years, including representing the company during its initial public offering and numerous other transactions.  Mr. Simmons’ expertise includes mergers and acquisitions, public and private offerings, joint ventures, and licensing and distribution transactions.  Prior to joining Choate’s Business & Technology Group in 2005, Mr. Simmons was a partner at Testa Hurwitz & Thibeault, which had a leading corporate law practice for decades, with particular focus on technology companies and private equity funds.

“We are delighted that our long-time advisor Bill Simmons has joined our Board of Directors and look forward to adding his guidance and expertise to our Board as we pursue new global business opportunities,” said Robert Hagger, president and CEO of Datawatch.  “Bill’s sound judgment and integrity, coupled with his substantial expertise in the areas of software and technology licensing and distribution, strategic partnerships and joint ventures, add even greater depth and strength to our Board as we continue our leadership in the EIM market.”

Commenting on his appointment, Mr. Simmons said, “This is an exciting time to be involved with Datawatch.  The company offers a unique value proposition to customers and has developed a solid infrastructure to support what are truly global opportunities in business intelligence, data transformation and analytics.  I look forward to working with the Board of Directors and helping Datawatch to expand in the coming years.”

As he joins the Datawatch Board of Directors, Mr. Simmons will be stepping away as corporate counsel on the company's day-to-day matters.  Choate Hall & Stewart will continue as outside legal counsel to Datawatch.

Mr. Simmons holds a BA (magna cum laude) from Tufts University and a JD from Boston College Law School, where he was an editor of the Boston College Law Review.  Mr. Simmons is a member of the American, Massachusetts and Boston Bar Associations.

ABOUT DATAWATCH CORPORATION

Datawatch Corporation, a leader in Enterprise Information Management, helps companies make better decisions and solve business problems by simplifying access to information. Unique among EIM vendors, Datawatch transforms the massive amounts of data and documents generated inside or outside a company into actionable insight, without any changes needed to existing systems. Datawatch customers benefit from the right information, in the right context, at the right time. More than 20,000 organizations worldwide rely on Datawatch products including its market-leading Monarch report and data mining solutions. Founded in 1985, Datawatch is based in Chelmsford, Mass. with offices in London, Sydney and Manila. For more information, visit www.datawatch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the uncertainty of the current economic climate; risks associated with fluctuations in quarterly operating results; Datawatch's dependence on its principal products; risks associated with international sales; risks associated with distributor sales; risks associated with acquisitions; an unfavorable result in any litigation; market acceptance of new products; dependence on the introduction of new products and possible delays in those introductions. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Form 10-K for the year ended September 30, 2006 and Form 10-Q for the quarters ended December 31, 2006 and March 31, 2007. Any forward-looking statements should be considered in light of those factors.

Datawatch, the Datawatch logo are trademarks or registered trademarks of Datawatch Corporation in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

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Investor contact:
Datawatch Investor Relations
978-441-2200 ext. 8323
investor@datawatch.com

Media Contacts:
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Marketing Communications Manager
lisa_kilpatrick@datawatch.com
Phone: (978) 441-2200, ext. 8240
Fax: (978) 453-4443

Stacey L. Mann
Greenough Communications
smann@greenoughcom.com
Direct: (617) 275-6523
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